SPLIT DOLLAR INSURANCE AGREEMENT
                         (COLLATERAL ASSIGNMENT METHOD)


         THIS AGREEMENT is entered into effective this 1st day of December, 1995, by and between The Westport Bank and Trust Company, a Connecticut Chartered State Bank and Trust Company having its principal place of business in Westport, Connecticut (hereinafter called "Employer"), and Richard L. Card (hereinafter called ("Employee").

         WHEREAS, Richard L. Card is a valued Employee of the Employer, and Employer wishes to provide additional inducement for Employee's continued employment, and as additional compensation, Employer wishes to assist Employee with a personal life insurance program by entering into a Split Dollar Insurance Agreement ("Agreement").

         NOW, THEREFORE, Employer and Employee agree as follows:

1. The life insurance Policy with which this Agreement deals is Policy #VL9202796 (hereinafter called "Policy"), issued by Hartford Life Insurance Company (hereinafter called "Insurer") on the life of Richard
         L. Card, in the face amount of $414,200.00.

2. Employee shall be the owner of the Policy, and may exercise all ownership rights granted to the owner by the terms of the Policy. It is the express intention of the parties to reserve to the Employee all rights in the Policy granted by the terms of the Policy, including, but not limited to, the right to borrow against the Policy, the right to assign the owner's interest in the Policy, the right to change the beneficiary of the Policy, the right to exercise settlement options, and the right to surrender or cancel the Policy (in whole or in part). The Employer shall not have nor exercise any right in and to the Policy which could, in any way, endanger, defeat or impair any of the rights of the Employee in the Policy. The only rights in and to the Policy granted to the Employer shall be its security interest in the cash value of the Policy, as defined therein, and its right to receive a portion of the death benefit of the Policy, as provided in this Agreement. The Employer shall not assign any of its rights in the Policy to anyone other than the owner (or the owner's transferee, if the owner has transferred his rights in the Policy).

3. Premiums on the Policy shall be paid by the Employer and shall be repaid to the Employer as provided in this Agreement.

4. The Employee has, contemporaneously with the adoption of this agreement, assigned the Policy to the Employer as collateral, under a form of Collateral Assignment attached hereto as Exhibit A. The Employer's interest in the Policy shall be specifically limited to the following rights in the cash value and to a portion of the death benefit:


(a) Subject to paragraph 10 hereof, the right to be repaid its cumulative premiums paid or, if less, the net cash surrender value of the Policy, in the event the Policy is totally surrendered or cancelled by the Employee, or the right to receive the surrender proceeds, to the extent of its cumulative premiums paid, in the event the Policy is partially surrendered or cancelled by the Employee, as provided in paragraph 5 below .

(b) Subject to paragraph 10 hereof, the right to be repaid its cumulative premiums paid upon the death of the Employee, as provided in Paragraph 6 below.

(c) Subject to < paragraph 10 hereof, the right to be repaid its cumulative premiums paid or, if less, the net cash surrender value of the Policy, or to receive ownership of the Policy, in the event of the termination of this Agreement, as provided in paragraphs 8 and 9 below.

(d) The right to be repaid a portion of its cumulative premiums paid if a Policy loan or partial withdrawal made by the Employee in any year causes the net cash surrender value of the Policy to be a sum less than the Employer's cumulative premiums paid. In such case, Employee will use a portion of any Policy loan proceeds or partial withdrawal to reduce the cumulative premiums paid by the Employer so as to cause the net cash surrender value to be equal to or greater than the Employer's cumulative premiums paid. As used in this Agreement, the term "net cash surrender value" means the cash surrender value of the Policy, less the amount of any then existing loans or withdrawals against the Policy obtained by the Employee pursuant to this paragraph.

5. The Employee shall have the sole right to surrender or cancel the Policy (in whole or in part). In the event of a total surrender or cancellation by the Employee, the Employer shall be entitled (subject to paragraph 10 hereof) to receive the then outstanding balance of its cumulative premiums paid or, if less, the net cash surrender value of the Policy.

6. Upon the death of the Employee, the Employer shall be entitled (subject to paragraph 10 hereof) to receive a portion of the death benefit provided under the Policy equal to the then outstanding balance of its cumulative premiums paid. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Employee, in the manner and in the amounts provided by the beneficiary designation of the Policy.

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
7. This Agreement may be terminated, subject to the provisions of Paragraphs 8 and 9 below, by either party, with consent of the other party, by giving notice in writing to the other party.

8. In the event of termination of this Agreement as provided in Paragraph 7 above, the Employee shall repay to the Employer, within sixty (60 days) of the date of termination, the then outstanding balance of its cumulative premiums paid hereunder, or if less, the net cash surrender value of the Policy, unless said amount is not payable pursuant to paragraph 10 hereof. Upon receipt of this amount, the Employer shall execute an appropriate release of its Collateral Assignment of the Policy.

9. If the Employee fails to repay the Employer the amount specified in and payable under paragraph 8 above within sixty (60) days of the date of termination of the Agreement (unless said amount is not payable pursuant to paragraph 10 hereof), the Employee shall execute any and all instruments that may be required to vest ownership of the Policy in the Employer. Thereafter, the Employee shall have no further interest in the Policy or in this Agreement.

10. In the event the Employee's employment is terminated for any reason other than cause (as that term is defined in paragraph 8 of the Employee's Employment Agreement with the Employer as amended by the Amendment dated November 13, 1995), or the Employee's employment is terminated after a change of control as a result of actual or constructive termination (as those terms are defined in paragraph 6(b) of the Employee's Employment Agreement with the Employer), then, in that event, notwithstanding any other provisions in this Agreement to the contrary, this Agreement shall terminate and the Employer shall charge to the Employee as additional compensation the cumulative premiums paid by the Employer pursuant to the terms of the Policy and shall execute an appropriate release of its Collateral Assignment of the Policy.

11. The Employee shall have the sole right to borrow against the Policy, and the Employer shall have no right to obtain loans against the Policy, directly or indirectly, from the insurer or any other person, or pledge or assign the Policy as security for any loan.

12. In the event the Employee shall transfer all interest in the Policy to a transferee, then all of the Employee's interest in the Policy and in this Agreement shall be vested in the transferee, who shall become a substituted party, and the Employee shall have no further interest in the Policy or in this Agreement.

13. The Insurer shall in no way be bound by, or be deemed to have notice of, the provisions of this Agreement.

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14.      This Split Dollar  Agreement  may not be amended,  altered or modified, except by a written instrument signed by each of the parties.

15. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party, and shall be given either by delivery to the other party personally, or by mailing, by United States Certified mail, postage prepaid, to the other party, addressed to the party's last known address as shown on the Employer's records. The date of mailing shall be deemed the date of such mailed notice, consent or demand.

16. This Agreement shall bind the Employer, its successors and assigns and the Employee and the Employee's heirs, personal representatives, successors, and transferees, and any Policy beneficiary.

17. This plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

18. This Split Dollar Agreement, and the rights of the parties hereunder shall be governed by and construed pursuant to the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                                       THE WESTPORT BANK & TRUST COMPANY


                                       By       /s/ Thomas P. Bilbao
                                          ------------------------------------
                                                    Thomas P. Bilbao,
                                                Executive Vice President and
                                                Chief Operating Officer


                                       By       /s/ William B. Laudano, Jr.
                                          ------------------------------------
                                                    William B. Laudano, Jr.,
                                                Senior Vice President and
                                                Chief Financial Officer
Approved for

THE WESTPORT BANK & TRUST
COMPANY and
                                                                               4
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WESTPORT BANCORP, INC.

By  /s/ David A. Rosow                                /s/ Richard L. Card
   ---------------------------                        --------------------------
        David A. Rosow                                    Richard L. Card
     Chairman of the Board

                                                                               5
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                                    EXHIBIT A

                             (COLLATERAL ASSIGNMENT)



         THIS ASSIGNMENT is made and entered into this 1st day of December, 1995, by the undersigned as owner of a certain Life Insurance Policy #VL9202796 ("Policy") issued by Hartford Life Insurance Company ("Insurer"), upon the life of Richard L. Card, and The Westport Bank & Trust Company (the "Assignee").

         WHEREAS, Richard L. Card is a valued Employee of the Assignee, and

         WHEREAS, Employee has entered into a Split Dollar Agreement with Assignee (the "Agreement"), and

         WHEREAS, in consideration of the Assignee agreeing to make premium payments, the Employee agrees to grant the Assignee a security interest in the Policy as collateral security for the repayment of cumulative premiums paid by the Assignee.

         NOW, THEREFORE, the undersigned Employee hereby assigns, transfers and sets over to the Assignee the following specific rights in the Policy subject to the following terms and conditions:

1. This Assignment is made, and the Policy is to be held, as collateral security for all liabilities of the Employee to the Assignee, either now existing or that may hereafter arise, pursuant to the terms of the Agreement.

2.       The Assignee's interest in the Policy shall be strictly limited to:

         (a) Subject to paragraph 10 of the Agreement, the right to be repaid a portion of its cumulative premiums paid if a Policy loan or partial withdrawal made by the Employee in any year causes the net cash surrender value of Policy to be a sum less than the Employer's cumulative premiums paid.

         (b) Subject to paragraph 10 of the Agreement, the right to be repaid its cumulative premiums paid or, if less, the net cash surrender value of the Policy, in the event the Policy is totally surrendered or cancelled by the Employee as provided in Paragraph 5 of the Agreement.

         (c) Subject to paragraph 10 of the Agreement, the right to be repaid its cumulative premiums paid, in the event of the death of the Insured as provided in paragraph 6 of the Agreement.

         (d) Subject to paragraph 10 of the Agreement, the right to be repaid its cumulative premiums paid, or, if less, the net cash surrender value of the Policy, or to receive ownership of the Policy, in the event of termination of the Agreement as provided in paragraph 8 of the Agreement.

3. The Employee shall retain all incidents of ownership in the Policy, including, but not limited to, the sole and exclusive rights to: borrow against the Policy; make withdrawals from the Policy; assign Employee's interest in the Policy; change the beneficiary of the Policy; exercise settlement options; and, surrender or cancel the Policy (in whole or in part). All of these incidents of ownership shall be exercisable by the Employee unilaterally and without the consent of any other person.

4. The Assignee shall, upon request, if the Policy is in the possession of the Assignee, forward the Policy to the Insurer, without unreasonable delay, for change of beneficiary, any election of optional mode of settlement, of the exercise of any other right reserved by the Employee.

5. The Insurer is hereby authorized to recognize the Assignee's claims to rights for any action taken by the Assignee, the validity or the amount of any of the liabilities of the Employee to the Assignee under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The receipt of the Assignee for any sums received by it shall be a full discharge and release therefore to the Insured.

6. The Insurer shall be fully protected in recognizing a request made by the Employee for surrender or cancellation of the Policy, in whole or in part, or in recognizing a request made by the Employee for any loans against the Policy permitted by the terms of the Policy. In the event this request is made, the Insurer may pay the proceeds of any surrender, cancellation, or loan to the sole order of the Employee, or as the Employee shall direct.

7. Upon the full payment of the liabilities of the Employee to the Assignee pursuant to the Agreement or the satisfaction of these liabilities pursuant to paragraph 10 of the Agreement, the Assignee shall execute an appropriate release of this Collateral Assignment.

                                                                               7
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8.       It is the  express  intention  of the  Employee  to  assign  a  limited interest in the Policy to the Assignee as Security for certain premium payments made by the Assignee, without giving the Assignee any incidents of ownership in the Policy within the meaning of section 2042 of the Internal Revenue Code (and regulations thereunder), or any similar provision of subsequent law. All provisions of this Collateral Assignment shall be construed and exercised to as to effect that intention.

9. When the Agreement is terminated pursuant to the provisions of paragraph 10 of the Agreement, the cumulative premiums charged by the Assignee pursuant to the terms of the Policy shall be charged to the Employee as additional compensation.

         IN WITNESS WHEREOF the Employee has executed this Assignment effective the day and year first above written.



                                             /s/ Richard L. Card
                                             ----------------------
                                                 Richard L. Card


         This assignment was acknowledged and recorded by The Hartford on January 19, 1996.


                                             /s/ Maureen Haugh
                                             ---------------------
                                                 Account Manager

                                                                               8
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